Exhibit 10.3

LOCK-UP AGREEMENT

                    , 200

Endeavor Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10035

Re:	Securities Issued in Transactions with American Apparel, Inc. and Companies

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization (“Agreement”), dated December 18, 2006 by and among Endeavor Acquisition Corp., a Delaware corporation (“Corporation”), AAI Acquisition Corp., a California corporation and wholly owned subsidiary of the Corporation (“Merger Sub”), American Apparel, Inc., a California corporation (“AAI”), all of the affiliated companies of AAI through which it operates in Canada (collectively, “CI”), American Apparel, LLC, a California limited liability company (“AALLC”), Dov Charney, a holder of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of AALLC, Sam Lim, the holder of the remaining 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of AALLC, and all of the stockholders of each of the CI companies to induce the Corporation to enter into the Agreement and consummate the Business Combination (as defined in the Agreement), the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of stock, $.0001 par value, of the Corporation (“Parent Common Stock”) issued to the undersigned in connection with the Business Combination or the transactions related thereto (the “Restricted Securities”); or

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Agreement) and ending on the third anniversary thereof.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities in accordance with this Lock-Up Agreement.

The undersigned hereby authorizes the Corporation’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns, and is executed as an instrument governed by the laws of the State of Delaware.

Very truly yours,

(Signature)

Name (Print):

Address:

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